Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

This AMENDMENT NO. 1 (“Amendment No. 1”) dated as of November 23, 2012 to the Loan Agreement dated as of November 23, 2011, (the “Original Loan Agreement”), is by and between ‘MKTG, INC.’, a New York corporation having an address 75 Ninth Avenue, New York, New York 10011 (the “Borrower) and TD BANK, N.A., a national banking association, with an office at 317 Madison Avenue, New York, New York 10017 (the “Bank”).

WHEREAS, the Bank made a loan to the Borrower in the aggregate principal amount not to exceed $4,000,000 (the “Loan”) pursuant to the terms of the Revolving Credit Note dated as of November 23, 2011 by the Borrower in favor of the Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Note”); and

WHEREAS, the Original Loan Agreement evidences the Borrower’s obligation to repay to the Bank any and all obligations arising under the Loan; and

WHEREAS, the Borrower has requested that the Bank amend certain terms in the Original Loan Agreement; and

WHEREAS, the Bank has agreed to amend such terms of the Original Loan Agreement provided Borrower executes and delivers to the Bank, among other things, this Amendment No. 1 (the Original Loan Agreement, as amended by this Amendment No. 1, collectively, the “Loan Agreement”) and such other documents or certificates set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree that:

1.                   The Original Loan Agreement is hereby amended as follows:

(a)                 All references to the “Deposit Account Security Agreement” are hereby deleted in their entirety.

(b)                 In Section I, the reference to “November 23, 2012” in the definition of “Revolving Credit Maturity Date” is hereby deleted in its entirety and replaced with “November 22, 2013”.

2.                   The Borrower hereby agrees to pay to the Bank on or before December 6, 2012 an extension fee in the amount of $29,000.00, which fee is non-refundable once paid.

3.                   All other terms and conditions as well as the rights and powers of the Bank provided for in the Loan Agreement, the Note and all documents, instruments and agreements relating to the foregoing, (collectively, the “Documents”), shall remain unmodified and in full force and effect. Borrower expressly acknowledges and reaffirms all of its obligations arising under the Documents. As a condition of the Bank accepting this Amendment No. 1, Borrower waives any and all defenses or claims that Borrower may have against the Bank (except in the case of the Bank’s gross negligence or willful misconduct) arising in connection with the Documents through and including the date of this Amendment No. 1. Nothing contained herein shall constitute or be deemed a waiver or release of any of the Bank’s rights or powers provided for in the Documents.

4.                   Borrower represents and warrants that (a) it has obtained or given all notices and all authorizations and consents necessary to execute, deliver and perform its obligations under this Amendment No. 1, (b) no Event of Default or event which with the passage of time would constitute an Event of Default as defined in the Loan Agreement has occurred except as disclosed to the Bank in writing, (c) all covenants contained in the Documents have been complied with by the Borrower; (d) this Amendment No. 1 when executed and delivered by the Borrower represents a legal, valid and binding obligation of the Borrower and is fully enforceable in accordance with its terms; and (e) the signatory below has the authority to execute and deliver this Amendment No. 1.

5.                   This Amendment No. 1 shall become effective upon the Bank’s receipt of the following: (a) this Amendment No. 1 executed by Borrower, (b) that certain Termination Agreement with respect to the Deposit Account Security Agreement executed by Borrower, and (c) payment by the Borrower of the fees of the Bank and the legal fees and disbursements of Bank’s counsel.

6.                   Capitalized terms in this Amendment No. 1 are used as defined in the Original Loan Agreement unless otherwise indicated.

7.                   This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without respect to its principles of conflict of law.

8.                   This Amendment No. 1 may be executed in two (2) or more counterparts, each of which shall constitute an original, but both or all of which when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signature of each of the parties hereto.

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IN WITNESS WHEREOF, Borrower and the Bank have caused this Amendment No. 1 to be executed as of the day and year first written above.

BANK:

TD BANK, N.A.,
a national banking association

By:	/s/ Christina Uleano
Name:	Christina Uleano
Title:	Vice President

BORROWERS:

‘MKTG, INC.’,
a New York corporation

By:	/s/ Paul Trager
Name:	Paul Trager
Title:	Chief Financial Officer